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EXHIBIT 21

                           Subsidiaries of the Company

         Subsidiary                             Jurisdiction of Incorporation
----------------------------                    -----------------------------
EPT DownREIT, Inc.                                       Missouri
EPT DownREIT II, Inc.                                    Missouri
3 Theatres, Inc.                                         Missouri
Megaplex Holdings, Inc.                                  Missouri
Megaplex 9, Inc.                                         Missouri
Cantera 30 Theatre, Inc.                                 Delaware
Megaplex Four, Inc.                                      Missouri
Westcol Holdings, Inc                                    Missouri
Westcol Theatre, LLC                                     Delaware
Westcol Center, LLC                                      Delaware
Theatre Sub, Inc.                                        Missouri
30 W. Pershing, LLC                                      Missouri
EPT Gulf States, LLC                                     Delaware
EPR Hialeah, Inc.                                        Missouri
EPT Waterparks, Inc.                                     Missouri
Flik, Inc.                                               Delaware
Flik Depositor, Inc.                                     Delaware
Tampa Veterans 24, Inc.                                  Delaware
EPT New Roc GP, Inc.                                     Delaware
EPT New Roc, LLC                                         Delaware
EPR Canada, Inc.                                         Missouri

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